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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported) October 31, 2002

                          BONGIOVI ENTERTAINMENT, INC.
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             (Exact name of registrant as specified in its charter)


                                     Nevada
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                 (State or other jurisdiction of incorporation)


     0-33-22264-FW                                       33-0840184
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(Commission File Number)                       (IRS Employer Identification No.)


649 SW Whitmore Drive, Port St. Lucie, FL                   34984
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(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:  (772) 879-0578
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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

The Board of Directors of Bongiovi Entertainment, Inc. (the "Registrant") approved the engagement of Stark, Winter, Schenkein & Co., LLP ("SWS") on October 31, 2002 to serve as the Registrant's independent public auditor and to conduct the audit of the Company's financial statements for the fiscal year 2002 and dismissed its independent public auditor of record, Grant Thornton, LLP. The decision resulted from the fact that as of September 10, 2002, the Registrant consummated a transaction, whereby the Registrant acquired all of the issued and outstanding shares of Bongiovi Entertainment, Inc., a Florida corporation ("Bongiovi") in exchange for the issuance by the Registrant of a total of 16,000,000 newly issued restricted shares of common voting stock of the to Bongiovi shareholders pursuant to the Agreement and Plan of Reorganization.

The audit report provided by the Registrant's previous auditor, Grant Thornton LLP for the fiscal year ended June 30, 2001, did not contain any adverse opinion or disclaimer of opinion nor was any report modified as to audit scope of accounting principles. However the audit report for the year ending 6/30/2001 was modified for an uncertainty regarding the ability of the company to continue as a going concern. During the period from 9/6/2001 through 10/31/2002 there have been no past disagreements between the Registrant and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing, scope or procedure.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits

         16.      Letter from Grant Thornton LLP to the SEC.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 4, 2002                           BONGIOVI ENTERTAINMENT, INC.



                                                  By: /s/ Ronald Simmons
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                                                      Ronald Simmons
                                                      Chief Executive Officer





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